UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2007

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between January 17, 2007 and February 27, 2007, nine stockholders converted 263,350 shares of the Company’s Series A Convertible Preferred Stock into 2,633,500 shares of common stock. In these conversions, the Company also issued an additional 420,628 shares of the Company’s common stock in payment of accrued dividends on the converted shares of Series A Convertible Preferred Stock. The shares issued upon conversion, including the shares representing payment of the dividends, were exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended.

On February 22, 2007, a stockholder exercised warrants to purchase 482,000 shares of the Company’s common stock at an exercise price of $2.50 per share. In lieu of paying the exercise price in cash, the stockholder used the warrants’ cashless exercise feature, such that the stockholder received 164,894 shares of our common stock and surrendered for cancellation 317,106 shares of common stock. In undertaking this issuance, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Following the conversions and warrant exercise described above, 295,751 and 39,910,029 shares of the Company’s Series A Convertible Preferred Stock and common stock, respectively, were outstanding. The Company currently estimates the preferred stock dividend for 2007 will be $650,000.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: February 27, 2007	By: /s/ David R. Bock
Name: David R. Bock
Title: Executive Vice President and Chief Financial Officer